                                                                   Exhibit 10.19

                               OPERATOR'S CONTRACT
                               -------------------

     This agreement is made and entered into by and between the Riverboat Development Authority (Authority) and The Connelly Group, L.P. (Connelly) as of this 28th day of December, 1989.

     WHEREAS, in April of 1989, the State of Iowa enacted the Gambling Excursion Riverboat Bill, which authorities, by local option, limited gambling activity on excursion boats on the Mississippi, Missouri, and inland rivers, lakes and reservoirs in Iowa; and

     WHEREAS, pursuant to the provisions of the enactment, residents of Scott County, Iowa, approved such gambling activity for any area within Scott County, Iowa; and

     WHEREAS, the Authority is an Iowa non-profit corporation with its principal place of business in Scott County, Iowa, which corporation was formed for the purpose of making an application to the Iowa Racing and Gaming Commission for an excursion gambling boat license; and

     WHEREAS, Connelly has or will enter into a development agreement with the City of Davenport, Iowa for the implementation of certain development within the City of Davenport provided that the Authority and Connelly are granted licenses to operate excursion boats; and

     WHEREAS, Connelly has or will enter into a lease with the City of Davenport for the use of the Davenport levee to dock and operate an excursion gaming boat; and

     WHEREAS, Connelly wishes to enter into a contract with the Authority as an operator of an excursion gambling boat pursuant to the rules and regulations of the Iowa Racing and Gaming Commission.

     NOW THEREFORE, for and in consideration of the mutual covenants herein contained, it is agreed as follows:

     1. That Connelly acknowledges and requests that the Authority make an application for an Iowa excursion boat gambling license designating Connelly as an operator all pursuant to the provisions of the Iowa Code Chapter 99F, and all related chapters of the Iowa Code.

     2. That the application so submitted to the Iowa Racing and Gaming Commission on behalf of the Authority and on behalf of Connelly as an operator shall provide that Connelly will operate a gambling excursion boat docked exclusively in the City of Davenport, Iowa.

     3. That Connelly shall be responsible for the payment of all application fees to the Iowa Racing and Gaming Commission and all fees or expenses charged by the Iowa Department of Criminal Investigation for background check and investigation of all Authority Board members and Connelly. It is understood that Connelly will pay, in addition to any initial fees, any and all additional fees or charges made by the Iowa Racing and Gaming Commission and/or the Iowa Department of Criminal Investigation.

     4. Connelly will provide advances against future admissions fees as hereinafter provided for to pay for all reasonable costs incurred by the Authority. The Authority anticipates that such expenses shall not exceed $25,000, which amount shall include, but not be limited to all legal and accounting expenses, secretarial and general administration and office start-up costs. Additional advances will be made by Connelly on an "as needed" basis up to a total of $50,000. Connelly shall have the right to review any request for such additional advances. All reasonable requests by the Authority up to $50,000 will be granted.

     All advances shall be repaid at the end of the first year of operation from the admissions fees provided for in paragraph 8 hereof. In the event that the license application on behalf of the Authority and/or Connelly is denied, the Authority shall return to Connelly, all remaining unspent advances. The Authority shall not be required to reimburse Connelly for any advances spent by the Authority prior to the denial of the license.

     5. This contract shall run form the date of execution until the termination of the initial license period for the Authority and for Connelly as issued by the Iowa Racing and Gaming Commission. It is anticipated that the license will be issued for a three year period to commence in May of 1991, and run through May of 1994. It is agreed that in any event, this contract shall terminate on May 1, 1994. Provided, however, that so long as Connelly has substantially complied with the Iowa Racing and Gaming Commission rules, and the Authority's gaming license is renewed. Connelly is hereby granted the right to renew this agreement for succeeding three year periods, the last of which shall terminate on the anniversary date of the license in the year 2000 or at such later date to which Scott County may extend its referendum and the Authority's license is extended.

     6. Connelly as operator, shall be responsible for the payment of all annual licensing fees as required by the Iowa Racing and Gaming Commission, the payment of all premiums or any additional fees required by the Iowa Racing and Gaming Commission under the provisions of Chapter 997 and its regulations and any amendments thereto, or any other provisions of the Iowa Code, all of which are required in order to maintain an excursion boat gambling license. The operator shall be responsible for the payment to the Authority of all wagering taxes as assessed upon the adjusted gross receipts pursuant to Iowa Code Section 99F, and assessed by the Iowa Racing and Gaming Commission. All such payments shall be made by the operator in a timely fashion to the Authority, to enable the Authority to make payments as required by statute and by the rules and regulations of the Iowa Racing and Gaming Commission.

     7. The operator agrees to provide all necessary accounting and verification required by the Iowa Racing and Gaming Commission to determine the adjusted gross receipts in order to determine the gaming taxes as assessed pursuant to Iowa Code Chapter 99F, and shall comply with all reasonable requests of the Authority and/or Iowa Racing and Gaming Commission, or any other regulating body, to determine the extent of the gaming tax, and further agrees to make any payments required in a timely fashion.

     8. During the initial term of this lease, the operator shall pay an admissions charge to the Authority equal to $2.00 for all admissions either paid or complimentary, excepting only actual and necessary officials and employees of the Authority and operator, and all other persons actually working on the excursion gambling boat as more particularly set forth under the rules of the Iowa Racing and Gaming Commission and Chapter 997. From said sum, the Authority shall be responsible for all of its administrative costs, the annual DCI investigation of its board members as required, all legal expenses, salaries, and all related costs associated with the administration of the license. In addition, the Authority covenants and agrees to pay to the City of Davenport an amount of up to $.50 per admission as set by city ordinance, and shall further pay an amount of $.50 on the admissions as required by the Iowa Racing and Gaming Commission thereunder. Any increase in the $.50 charge per admission for the City of Davenport or the Iowa Racing and Gaming Commission shall be born by Connelly. The operator shall provide at its expense, all necessary accounting and documentation to establish to the reasonable satisfaction of the Authority and the Iowa Racing and Gaming Commission the number of all admissions. The operator agrees to pay to the Authority and to account to the Authority as required to comply with the Iowa Racing and Gaming Commission rules and regulations.

     In the event that this contract is extended as contemplated in Paragraph 5, during the first three year extension, (the years beginning April 1, 1994, through March 31, 1997), the Authority shall have the right to increase the per person admissions charge in an amount equal to one-half of the percentage increase, if any, in the Consumer Price Index hereafter called "Index" for Chicago, Illinois for all items of the Bureau of Labor Statistics of the United States Department of Labor. Such an increase shall be calculated by multiplying the $2.00 admissions charge by the fraction which is obtained by utilizing the Index rate as of April 1, 1991, (Base Rate) as the denominator, and the excess of the Index rate as of April 1, 1994, over the Base Rate as the numerator and dividing the resulting fraction by 2. The resulting fraction, when multiplied by the present rate of $2.00 will constitute the increase which when added to $2.00 will constitute the extension rate, provided, however, that the extension rate shall not exceed $3.00. Any such increase shall be included within an extension agreement. In the event that this contract is extended for an additional, or third, three year period (the years beginning April 1, 1997 and ending March 31, 2000), the Authority shall have the right to increase the admissions charge in an amount equal to one-half of the percentage increase, if any, in the Consumer Price Index, hereinafter called "Index" for Chicago, Illinois for all items of the Bureau of Labor Statistics of the United States Department of Labor. Such an increase shall be calculated by multiplying the initial $2.00 admissions charge by the fraction which is obtained by utilizing the Base Rate, as the denominator and the excess of the rate as of April 1, 1997, over the Base Rate, as the numerator and dividing the resulting fraction by 2. The resulting fraction, when multiplied by the initial rate of $2.00 will constitute the increase, which when added to $2.00 will constitute the extension rate; provided, however that the extension rate shall not exceed $4.00. Any such increase shall be included within an extension agreement. For all purposes hereof, in the event this "Index" is no longer in existence, then the successor index, it if exists, or the index most similar to the "Index" shall be used for purposes of this agreement. Notwithstanding the right of the Authority to increase the per person admissions charge as set forth above, no such increase shall be permitted, implemented or paid for any year if the Connelly Group's gambling operations will not generate a net profit for such year after taking into account such increase. By way of example, assume for the year beginning on April 1, 1994, and ending March 31, 1995, that Connelly's net profit on gambling operations was $100,000, that 400,000 persons has been charged admissions for such year, and that the increase calculated as set forth above, before this limitation, would be $.50. In this example, the Authority could not collect the increase in the admissions rate for such year because the effect of the increase would be to make Connelly unprofitable for the year (e.g., 400,000 admissions x $.50 = $200,000 of additional Connelly expense which exceeds $100,000 of net profits). For purposes of this agreement, net profit shall mean the net profit reflected on the financial statement submitted to the Iowa Racing and Gaming Commission at year end, reduced by the principal portion of Connelly's debt service. For fiscal years beginning on April 1, 1994, any increases as set forth above will be calculated on a year to year basis using the above formula and any permitted increases shall be paid to the Authority by Connelly in a lump sum within fifteen (15) days after the submission of the above year and financial statements to the Iowa Racing and Gaming Commission for the year in question beginning with the year ending March 31, 1995.

     9. The operator agrees to hold the Authority harmless and to defend it from any and all claims arising out of the operator's operation of its gambling and excursion boat and any related activity of the operator as required by this agreement, city and county ordinances, or state or federal statutes, and all regulations promulgated thereunder. The operator shall be responsible for the payment of all legal expenses incurred by the Authority in defense of any such claim, and all costs attributable thereto including payment of any settlements, damage awards and interest thereon. The operator shall not be responsible for any acts or omissions of the Authority, and the indemnity shall not apply thereto.

     10. The Authority agrees to submit to the Iowa Racing and Gaming Commission on behalf of the operator, any reasonable requests of the operator to amend its operation or its authority. The parties recognize that Connelly anticipates the need for additional excursion gaming boat(s) and the Authority does agree to support requests with the Iowa Racing and Gaming Commission for additional boat(s) at such time as Connelly believes such additions to be financially feasible.

     11. The operator, its parent, successor or assigns, or any entity that it, its parent, successor or assigns affiliate with, hereby agree not to enter into any agreement to operate a gambling excursion boat from any port-of-call or docking facility within the areas of Scott, County, in Iowa, and Rock Island, County in Illinois during the term of this agreement and any extensions, and for a period of eighteen (18) months after the termination of this agreement provided, however that this clause shall not be effective if this contract is terminated by the Authority without cause.

     12. The operator agrees to provide the Authority approximately 1,200 square foot of suitable office space at its Davenport facility without charge to the Authority.

     13. The Authority agrees with the operator that it will not enter into any agreements with any operators, and will not make application to the Racing and Gaming Commission for any operator, to operate gambling excursion boats within the City of Davenport, Iowa without first obtaining the written consent of the operator which may be withheld by the operator for any reason in operator's sole and absolute discretion. In addition, the Authority agrees to take all reasonable steps available to the Authority to prevent any other operator or excursion boat gambling license holder from having or acquiring a port-of-call or operations site within the City of Davenport without the written prior permission of the operator.

     14. The operator agrees, subject to all applicable Iowa and federal laws, to dock its gambling excursion boat during the winter or off season, at the facilities it leases from the City of Davenport, and to the extent permitted by the Iowa Racing and Gaming Commission and consistent with prudent business judgment, to maintain casino style gambling operation on he boat on a year around basis.

     15. It is agreed that this contract is intended to comply with, and is subject to all the rules and regulations of the Iowa Racing and Gaming Commission, the ordinances of the City of Davenport, and the laws of the State of Iowa and of the United States of America. The terms of this contract are subject to amendment to comply with any of said requirements or any changes in any laws or regulations. In the event that any provision of this contract is determined to be invalid by a court of competent jurisdiction, the remaining provisions of the contract shall remain in full force and effect.

     16. The operator agrees that it will provide, at its expense, within the time requirements set forth by the regulations of the Iowa Racing and Gaming Commission, all necessary audits of financial transactions and conditions of the operations conducted by the operator, as well as audits of the financial transactions, and conditions of the operator's total operations as required by the rules and regulations of the Iowa Racing and Gaming Commission.

     17. The Authority agrees that in the event the Authority enters into a contract with another operator, the financial terms of which are, in the judgment of Connelly, more favorable than those provided for herein, this contract shall be amended to provide for any such more favorable financial terms from and after the date of the execution of any such contract with another operator.

     18. The operator and the Authority do hereby agree and covenant with each other to comply with the terms of Iowa Code Section 997, all chapters of the Iowa Code, the U.S. Federal Code, all City ordinances of the City of Davenport, and any and all regulations promulgated pursuant to any such laws as duly adopted. Both parties represent and covenant with each other that they will cooperate with each other in order to achieve their mutual goals.

     19. This agreement embodies the entire agreement between the parties and may be amended or supplemented only by an instrument in writing executed by the parties against whom the enforcement is sought.

     20. All representations, warranties and indemnities set forth in this agreement shall survive the execution hereof.

     21. This agreement may be executed in a number of identical counterparts, and if so executed, each such counterpart is deemed an original for all purposes, and all such counterparts shall collectively constitute one agreement.

     22. This agreement binds the parties hereto and inures to the benefit of their respective heirs, personal representatives, successors or assigns.

     23. In addition to the acts and deeds recited in this agreement and contemplated herein, the parties hereto shall execute any and all additional agreements as may be necessary to consummate the transactions contemplated by this agreement and to fulfill the intentions of this agreement.

     24. Time is of the essence of this agreement and each and every provision contained herein.

     25. In the event a dispute arises between the parties, hereto, each party shall be responsible for paying its own attorney's fees and court costs, if any, incurred in connection with such dispute.

     26. If and in the event of a dispute arising hereunder, venue is vested in the Iowa District Court where venue is proper, or in any Federal District Court which has jurisdiction. Connelly acknowledges that it has negotiated this agreement in Scott County, Iowa, and has made numerous business contacts and entered into agreements relating to matters sufficient to confer jurisdiction on the Iowa District Court in and for Scott County.

     27. The parties hereto represent to each other that each has the full right, power and authority to enter into this agreement and to fully perform its obligations. The persons executing this agreement warrant and represent that each has the authority to executed in the capacity stated and to bind the parties hereto.

     28. Connelly shall not have the right to assign this agreement without the prior written consent of the Iowa Racing and Gaming Commission and the Authority.

     29. If, and in the event, any provision of this agreement is determined to be invalid for any reason, it shall be severed and all other provisions not determined invalid shall continue with full force and affect.

     30. No failure by either party hereto, at any time, to require the performance by the other of any term of this agreement, shall in any way affect the right of either party to enforce such terms, nor shall any waiver, by either party of any terms hereof be taken or held to be a waiver of any other provision of this agreement. No waiver of any term or provision of this agreement shall be effective unless the same is in writing, signed by the parties hereto.

     31. This agreement is entered into in the State of Iowa and shall be construed in accordance therewith, and all of the rights and obligations hereunder shall be determined in accordance with the laws of the State of Iowa.

     This agreement is signed and entered into the day and year first written.

THE CONNELLY GROUP, L.P.                    RIVERBOAT DEVELOPMENT AUTHORITY

By:  Dalls III, Inc.                        By: /s/ Mary Ellen Chamberlin
   -------------------------------------       ---------------------------------
     Its General Partner

By:_____________________________________    By: /s/ Robert H. Gallagher
     Alan Bernthaler,                          ---------------------------------
     Vice-President

                        AMENDMENT TO OPERATOR'S CONTRACT
                        --------------------------------

     WHEREAS, the Riverboat Development Authority (Authority) and the Connelly Group L.P. (Connelly) have entered into an operator's contract dated December 28, 1989; and

     WHEREAS, the parties wish to amend the contract.

     NOW THEREFORE for and in consideration of the mutual covenants herein contained, it is agreed to amend the original contract by adding the following:

     1. Paragraph 8 of the original agreement shall be amended by adding the following language, to-wit:

     In no event shall Connelly receive any portion of any admissions fee charged to admit an individual onto an excursion gaming boat operated pursuant to this Operator's Contract. All such admissions fees collected by Connelly shall be paid exclusively to the Authority.

     2. It is understood that neither Connelly nor the Authority shall by lease, contract, understanding or arrangement of any kind, grant, assign, or turn over to any person or entity the operation of any excursion gambling boat operated pursuant to the authority of a license issued to either Connelly or the Authority by the Iowa Racing and Gambling Commission. This paragraph in no way prohibits Connelly from entering into a management contract providing same is approved by the Authority and by the Iowa Racing and Gaming Commission.

     3. Any management contract entered into by Connelly shall provide that it is subject to the terms and conditions of this operator's contract and further that all the obligations, rights, privileges, and duties provided for in the operator's contract shall apply to any such management contract.

     4. Connelly and the Authority hereby jointly accept the responsibility for compliance with the act and all laws of the State of Iowa and the rules of the Commission.

     5. Connelly and the Authority agree that the Commission and each of them shall have the right to audit each other's records to the extent necessary to provide verification of compliance under this Agreement.

     6. In addition to any other monies paid to the Authority, hereunder, Connelly agrees that if the win from gambling in any given year exceeds $44,000,000 the Authority will be paid an amount equal to two percent (2%) of any such excess win over $44,000,000.

     7. In the event either Connelly or the Authority is deemed by the other or the Commission not to be in compliance with the terms of this Agreement, the non-breaching party or the Commission shall be entitled to specific performance of the terms of this Agreement. Further, the parties agree that in the event of any operational default, the defaulting party shall be required to cure such default to the satisfaction of the Commission. In the event said party does not cure the default to the satisfaction of the Commission, then the non-defaulting party may, at its option, after obtaining written approval from the Commission and giving the other party thirty (30) days written notice and opportunity to cure, declare this Agreement terminated.

     8. That in all other respects, the original contract and amendment thereto are hereby ratified and confirmed.

     Dated this 1/st/ day of March, 1990.

THE CONNELLY GROUP, L.P.                       RIVERBOAT DEVELOPMENT AUTHORITY

By:  Dalls, III, Inc                           By:______________________________
   ----------------------------------------            Mary Ellen Chamberlin
     Its General Partner                               President


By:  /s/ John E. Connelly                      By:  /s/ Robert H. Gallagher
   -----------------------------------------      ------------------------------
     John Connelly, President                           Robert H. Gallagher
                                                        Secretary

                        AMENDMENT TO OPERATOR'S CONTRACT
                        --------------------------------

     WHEREAS, the Riverboat Development Authority (Authority) and the Connelly Group L.P. (Connelly) have entered into an operator's contract dated December 28, 1989; and

     WHEREAS, the parties wish to amend the contract.

     NOW THEREFORE for and in consideration of the mutual covenants herein contained, it is agreed to amend the original contract by adding the following:

     1. Paragraph 8 of the original agreement shall be amended by adding the following language, to-wit:

     In no event shall Connelly receive any portion of any admissions fee charged to admit an individual onto an excursion gaming boat operated pursuant to this Operator's Contract. All such admissions fees collected by Connelly shall be paid exclusively to the Authority.

     2. It is understood that neither Connelly nor the Authority shall by lease, contract, understanding or arrangement of any kind, grant, assign, or turn over to any person or entity the operation of any excursion gambling boat operated pursuant to the authority of a license issued to either Connelly or the Authority by the Iowa Racing and Gaming Commission. This paragraph in no way prohibits Connelly from entering into a management contract providing same is approved by the Authority and by the Iowa Racing and Gaming Commission.

     3. Any management contract entered into by Connelly shall provide that it is subject to the terms and conditions of this operator's contract and further that all the obligations, rights, privileges, and duties provided for in the operator's contract shall apply to any such management contract.

     4. Connelly and the Authority hereby jointly accept the responsibility for compliance with the act and all laws of the State of Iowa and the rules of the Commission.

     5. Connelly and the Authority agree that the Commission and each of them shall have the right to audit each other's records to the extent necessary to provide verification of compliance under this Agreement.

     6. In the event either Connelly or the Authority is deemed by the other or the Commission not to be in compliance with the terms of this Agreement, the non-breaching party or the Commission shall be entitled to specific performance of the terms of this Agreement. Further, the parties agree that in the event of any operational default, the defaulting party shall be required to cure such default to the satisfaction of the Commission. In the event said party does not cure the default to the satisfaction of the Commission, then the non-defaulting party may, at its option, after obtaining written approval from the Commission and giving the other party thirty (30) days written notice and opportunity to cure, declare this Agreement terminated.

     7. That in all other respects, the original contract between the parties is hereby ratified and confirmed.

     Dated this 9/th/ day of February, 1990.

THE CONNELLY GROUP, L.P.                     RIVERBOAT DEVELOPMENT AUTHORITY

By:  Dalls, III, Inc.                        By: /s/ Mary Ellen Chamberlin
   ------------------------------------         --------------------------------
     Its General Partner                             Mary Ellen Chamberlin
                                                     President

By:____________________________________      By: /s/ Robert H. Gallagher
     Alan Bernthaler                            --------------------------------
     Vice-President                                  Robert H. Gallagher
                                                     Secretary

                        AMENDMENT TO OPERATOR'S CONTRACT
                        --------------------------------

         WHEREAS, the Riverboat Development Authority (Authority) and the Connelly Group L.P. (Connelly) have entered into an operator's contract dated December 28, 1989; and

         WHEREAS, the parties wish to amend Paragraph 8 of the contract in order to provide that Connelly will pay the $.50 per admission directly to the City of Davenport, and will further pay the admissions charges as required by the Iowa Racing and Gaming Commission; and

         WHEREAS, it is the intention of the parties hereto that the Authority be placed in the same position substantially as it was at the time the original contract between the parties was executed on December 28, 1989.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, it is agreed to amend the original contract as follows:

         1. The original Paragraph 8 contained in the Operator's Contract dated December 28, 1989, is hereby deleted, and the following language is substituted therefore.

         During the initial term of this lease, the operator shall pay an admissions charge to the Authority equal to $1.00 for the first 500,000 admissions, and $1.50 for all admissions in excess thereof. Payment shall be for all admissions, either paid or complimentary, excepting only actual and necessary officials and employees of the Authority and Operator, and all other persons actually working on the excursion gambling boat as more particularly set forth under the rules of the Iowa Racing and Gaming Commission and Chapter 99F. From said sum, the Authority shall be responsible for all of its administrative costs, the annual DCI investigation of its Board members as required, all legal expenses, salaries, and all related costs associated with the administration of the license. Connelly covenants and agrees to pay to the City of Davenport, all amounts as required by the City of Davenport, and shall further be responsible for the payment of all charges as required by the Iowa Racing and Gaming Commission. Connelly agrees to hold the Authority Harmless for any charge, except as specifically stated in the immediately preceding sentence, required by the City of Davenport, and/or any charges required by the Iowa Racing and Gaming Commission. The Operator shall provide at its expense, all necessary accounting and documentation to establish to the reasonable satisfaction of the Authority, the City of Davenport, and the Iowa Racing and Gaming Commission, the number of all admissions. The Operator agrees to pay to the Authority and to account to the Authority as required to comply with the Iowa Racing and Gaming Commission's rules and regulations. The Operator shall pay said sums as required herein weekly by 12:00 Noon on the Friday following the completion of each calendar week.

         In the event that this contract is extended as contemplated in paragraph 5, during the first three year extension, (The years beginning April 1, 1994 through March 31, 1997), the Authority shall have the right to increase the per person admissions charge in an amount equal to one-half of the percentage increase, if any, in the Consumer Price Index hereinafter called "Index" for Chicago, Illinois for all items of the Bureau of Labor Statistics of the United States Department Labor. Such an increase shall be calculated by multiplying the $1.00 or the $1.50 admissions charge, depending on the number of admissions, by the fraction which is obtained by utilizing the index rate as of April 1, 1991, (Base Rate) as the denominator, and the excess of the Index Rate as of April 1, 1994, over the Base Rate as the numerator and dividing the resulting fraction by two. The resulting fraction, when multiplied by the present rate of $1.00 or $1.50 depending on the number of admissions, will constitute the increase which, when added to the present rate will constitute the extension rate provided, however, that the extension rate shall not exceed the maximum of $2.25. Any increase shall be included within an extension agreement. In the event that this contract is extended for an additional, or third, three year period, (the years beginning April 1, 1997, and ending March 31, 2000), the Authority shall have the right to increase the admissions charge in an amount equal to one-half of the percentage increase, if any, in the "index". Such an increase shall be calculated by multiplying the initial $1.00 or $1.50 admissions charge, depending on the number of admissions, by the fraction which is obtained by utilizing the Base Rate, as the denominator and the excess of the rate as of April 1, 1997, over the Base Rate, as the numerator, and dividing the result by two. The resulting fraction, when multiplied by the initial rate of $1.00 or $1.50 depending on the number of admissions, constitutes the extension rate, provided, however, that the extension rate shall not exceed $3.00. Any such increase shall be included within an extension agreement. For all purposes hereof, in the event this "Index" is no longer in existence, then the successor index, if it exists, or the Index most similar to the "Index" shall be used for purposes of this agreement. Notwithstanding the right of the Authority to increase the per person admissions charge as set forth above, no such increase shall be permitted, implemented or paid for any year if the Connelly Group's gambling operations will not generate a net profit for such year after taking into account such increases. By way of example, assume for the year beginning on April 1, 1994, and ending March 31, 1995, that Connelly's net profit on gambling operations was $100,000, that 400,000 persons had been charged admissions for such year, and that the increase calculated as set forth above, before this limitation, would be $.50. In this example, the Authority could not collect the increase in the admissions rate for such year because the effect of the increase would be to make Connelly unprofitable for the year (e.g., 400,000 admissions x $.50 = $200,000 of additional Connelly expense which exceeds $100,000 of net profits). For purposes of this agreement, net profit shall mean the net profit reflected on the financial statement submitted to the Iowa Racing and Gaming Commission at year end, reduced by the principal portion of Connelly's debt service. For fiscal years beginning on April 1, 1994, any increases as set forth above will be calculated on a year to year basis using the above formula and any permitted increases shall be paid to the Authority by Connelly in a lump sum within fifteen (15) days after the submission of the above year end financial statements to the Iowa Racing and Gaming Commission for the year in question beginning with the year ending March 31, 1995.

         In no event shall Connelly receive any portion of any admissions fees charged to admit an individual onto an excursion boat operated pursuant to this operator's contract. All such admissions fees collected by Connelly, shall be paid to the Authority, the City of Davenport, or the Iowa Racing and Gaming Commission.

         2. That in all other respects, the original contract and the amendments thereto, are hereby ratified and confirmed.

         Dated this _________________ day of January, 1991.

THE CONNELLY GROUP, L.P.                        RIVERBOAT DEVELOPMENT AUTHORITY

By  /s/ Dalls III, Inc.                         By ____________________________
  -----------------------------------
        its General Partner

By  /s/ Ralph J. Vaclavik                       By ____________________________
  -----------------------------------
        Ralph J. Vaclavik
        Assistant Treasurer

                        AMENDMENT TO OPERATOR'S CONTRACT
                        --------------------------------

         WHEREAS, the Riverboat Development Authority (Authority) and The Connelly Group, L.P., its successors and assigns (Connelly) have entered into an Operator's Contract dated December 28, 1989; and

         WHEREAS, the contract has been, from time to time, amended; and

         WHEREAS, it is the intention of the parties to amend said contract to provide for its extension, and to provide for changes in the initial financial provisions.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, it is agreed to amend the original contract and amendments thereto as follows:

         1. Paragraph No. 8 of the original contract is amended to read as follows:

              "From and after the approval of this amendment, and for the period of this contract, Connelly shall pay the Authority as follows:

              A. $27,500 per week, which payment shall be received by the Authority by 12:00 Noon each Friday.

              B. Annual payment equal to 2% of the adjusted gaming receipts as defined in Iowa Code Section 99F.1(11), over $34,000,000 for each fiscal year, commencing July 1, 1994. Payments shall be made on the 15th day of July of each year. The first payment shall be due July 15, 1995.

              C. Annual payment equal to $1.50 for each admission, either paid or complimentary, excepting any actual and necessary officials and employees of the Authority and Connelly, and all other persons actually working on the excursion gambling boat as more particularly set forth under the rules of the Iowa Racing and Gaming Commission and Chapter 99F of the Iowa Code in excess of 1,117,579 based upon each contract year. A contract year shall be from April 1, through March 31, of the subsequent year. Payment shall be due on or before the 15th day of

                           April of each year, the first payment to be made on or before April 15, 1995. It is understood that the Authority has been receiving payments weekly from Connelly since April 1, 1994. Connelly shall be given credit against the payment of $1.50 for all admissions in excess of 1,117,579 in an amount equal to that amount of money paid to the Authority in excess of $27,500 per week from and after April 1, 1994, up to and including March 31, 1995.

                                    From said sums, the Authority shall be
                           responsible for all of its administrative costs, the annual DCI investigation of its board members as required, all legal expenses, salaries, and all related costs associated with the administration of the license. Connelly covenants and agrees to pay the City of Davenport, all sums of money as required by the City of Davenport, and further to be responsible for the payment of all charges as required by the Iowa Racing and Gaming Commission.

                                    Connelly agrees to hold the Authority
                           harmless any charge required by the City of Davenport and/or any charges required by the Iowa Racing and Gaming Commission. Connelly shall provide, at its expense, all necessary accounting and documentation to establish to the reasonable satisfaction of the Authority, the City of Davenport, and the Iowa Racing and Gaming Commission, the number of all admissions. Connelly agrees to pay to the Authority and to account to the Authority as required to comply with the Iowa Racing and Gaming Commission's rules and regulations.

                  D. In no event shall Connelly receive any portion of any admissions fees charged to admit an individual onto the excursion operated pursuant to this contract. All such admission fees collected by Connelly, shall be paid to the Authority, the City of Davenport, or the Iowa Racing and Gaming Commission.

            2. Paragraph No. 5 of the original contract is hereby amended to read as follows:

                  A. This contract shall run from the date of execution until March 31, 1998; provided, however, that so long as Connelly has substantially complied with the Iowa Racing and Gaming Rules, and the Authority's gaming license is renewed and/or in effect, the parties will negotiate thereafter for succeeding three year periods the extension of this agreement, the last of which shall terminate on the anniversary date of the license in the year to which Scott County may extend its referendum and the Authority's license is so extended.

            3. This amendment, and any further amendments hereto, are expressly subject to the approval of the Iowa Racing and Gaming Commission. In the event that the Iowa Racing and Gaming Commission requires any amendment of this contract, all parties agree to make a best efforts attempt to negotiate in good faith, such additional terms as are acceptable to the Iowa Racing and Gaming Commission. Further, in the event that Chapter 99F of the Code of Iowa is amended to permit the imposition of the state gaming taxes based on percentage of revenue, the parties agree to make a best efforts attempt to negotiate in good faith, a replacement operator's fee based upon a percentage of the revenue that reasonably equates to the fees to be paid to the Authority under the terms of the contract and amendments thereto.

            4. The Authority hereby agrees that subject to the approval of the Iowa Racing and Gaming Commission, Connelly is granted the right to move the turnstile from its present location to the entrance of the present guest service center.

         5. That in all other respects, the terms of the original contract, and the amendments thereto that are not in direct conflict with this amendment are hereby ratified and affirmed.

         Dated this 30th day of September, 1994.

                        RIVERBOAT DEVELOPMENT AUTHORITY



                        By  /s/ Mary Allen Chamberlin
                           -----------------------------------------------------
                                Mary Allen Chamberlin, President

                        By  /s/ Robert H. Gallagher
                           -----------------------------------------------------
                                Robert H. Gallagher, Secretary

                        THE CONNELLY GROUP, L.P. by its General Partner, PRESIDENT RIVERBOAT CASINO-Iowa, Inc,


                        By  /s/ Edward Ellers
                           -----------------------------------------------------
                                Edward Ellers, President

                        By _________________________________________

                                   RESOLUTION

     WHEREAS, the Operator's Contract is amended between the Riverboat Development Authority and The Connelly Group, L.P. expires by its terms on March 1, 1998; and

     WHEREAS, the Riverboat Development Authority and the The Connelly Group, L.P. wish to extend the Operator's Contract as originally drawn and amended through February 28, 2002.

     BE IT HEREBY RESOLVED that Mary Ellen Chamberlin as President, and Robert
H. Gallagher as Secretary of the Riverboat Development Authority is hereby authorized to execute any and all documents necessary in order to extend the contract between the Riverboat Development Authority and the President Riverboat Casino, Inc., up to and including February 28, 2002.

     BE IT FURTHER RESOLVED that in all other respects, the original written agreements between the Riverboat Development Authority and the Connelly Group, L.P., including all amendments thereto, are hereby ratified and affirmed.

     Dated this 24/th/ day of February, 1998.

                                         /s/ Mary Ellen Chamberlin
                                         ---------------------------------------
                                             Mary Ellen Chamberlin, President

                                         /s/ Robert H. Gallagher
                                         ---------------------------------------
                                             Robert H. Gallagher, Secretary

                        AMENDMENT TO OPERATOR'S AGREEMENT

     WHEREAS, the Riverboat Development Authority and the Connelly Group, L.P., originally entered into an Operator's Agreement dated December 28, 1989; and

     WHEREAS, the contract has from time to time been amended; and

     WHEREAS, it is the intentions of the parties to amend said contract to provide for its extension up to and including February 28, 2002.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained, it is agreed as follows:

     1. The original Operator's Agreement between the Riverboat Development Authority and the Connelly Group, L.P., dated December 28, 1989, is hereby extended up to and including February 28, 2002.

     2. In all other respects, the original agreement and all amendments executed thereto, are hereby ratified and confirmed.

     Dated this 1/st/ day of March, 1998.

     RIVERBOAT DEVELOPMENT AUTHORITY


                               By  /s/ Mary Ellen Chamberlin
                                 -----------------------------------------------
                                       Mary Ellen Chamberlin, President

                               By  /s/ Robert H. Gallagher
                                 -----------------------------------------------
                                       Robert H. Gallagher, Secretary

                                            THE CONNELLY GROUP, L.P. BY
                                       PRESIDENT RIVERBOAT CASINO IOWA, INC.
                                                ITS GENERAL PARTNER


                               By_______________________________________________
                                                Vice-President

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